Exhibit 23.1

HEAD OFFICE:	BANSAL & CO LLP
A-6, Maharani Bagh	CHARTERED ACCOUNTANTS
New Delhi- 110065 Ph.: 011-41626471, 41626470 Fax: 011-41328425 E-mail: info@bansalco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated July 14, 2026, with respect to the consolidated financial statements of Zoomcar Holdings, Inc. as of and for the year ended March 31, 2026, included in the Annual Report of Zoomcar Holdings, Inc. on Form 10-K for the year ended March 31, 2026.

We hereby consent to the incorporation by reference of the said report in the form 10K of Zoomcar Holding Inc, for the year ended March 2026.

/s/ Bansal & Co. LLP

New Delhi, India
July 14, 2026

(PCAOB ID 2807)

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